Exhibit 99.1

HUNT PETROLEUM CORPORATION

AND OPERATED ENTITIES

OIL AND GAS PRODUCTION OPERATIONS

Statement of Combined Revenues and

Direct Operating Expenses

Year ended December 31, 2007 (Audited) and

the six months ended June 30, 2008 and 2007 (Unaudited)

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Hunt Petroleum Corporation:

We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties to be acquired by XTO Energy, Inc. from Hunt Petroleum Corporation; Hassie Hunt Exploration Company; Hassie Hunt Production Company; Haroldson L. Hunt, Jr. Trust Estate; Margaret Hunt Trust Estate; Lyda Hunt Margaret Trusts-Al G. Hill, Jr.; Lyda Hunt Margaret Trusts-Lyda Hill; Lyda Hunt Margaret Trusts-Alinda Hunt Hill; Wikerts, L.P.; Bushhill, L.P.; and AGH Energy, LLC (collectively, “the Properties”), pursuant to the definitive merger agreement dated June 9, 2008 between Hunt Petroleum Corporation, Hassie Hunt Exploration Company, Hassie Hunt Production Company and XTO Energy, Inc., for the year ended December 31, 2007. This statement of combined revenues and direct operating expenses is the responsibility of the Properties’ management. Our responsibility is to express an opinion on this statement of combined revenues and direct operating expenses based on our audit.

We conducted our audit in accordance with standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of combined revenues and direct operating expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of combined revenues and direct operating expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of combined revenues and direct operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of combined revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1, and is not intended to be a complete presentation of the Properties’ results of operations.

In our opinion, such statement of combined revenues and direct operating expenses presents fairly, in all material respects, the combined revenues and direct operating expenses of the Properties for the year ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

September 16, 2008

Dallas, Texas

HUNT PETROLEUM CORPORATION AND OPERATED ENTITIES

OIL AND GAS PRODUCTION OPERATIONS

Statements of Combined Revenues and Direct Operating Expenses

Year ended December 31, 2007 (Audited)

and the six months ended June 30, 2008 and 2007 (Unaudited)

(In millions of dollars)

	Year ended	Six months
	December 31,	ended June 30,
	2007	2008	2007
		(Unaudited)
Revenues:
Natural gas	$468	348	238
Natural gas liquids (NGLs)	38	31	14
Crude oil and condensate	287	198	118
Other	12	6	4

Total revenues	805	583	374

Direct operating expenses:
Lease operating expenses	116	59	59
Transportation/pipeline	4	2	1
Production and property taxes	26	20	13
Other	4	1	1

Total direct operating expenses	150	82	74

Excess of revenues over direct operating expenses	$655	501	300

See accompanying notes to statements of combined revenues and direct operating expenses.

2

HUNT PETROLEUM CORPORATION

AND OPERATED ENTITIES

OIL AND GAS PRODUCTION OPERATIONS

Notes to Statements of Combined Revenues and Direct Operating Expenses

Year ended December 31, 2007 (Audited)

and the six months ended June 30, 2008 and 2007 (Unaudited)

(1)	Basis of Presentation

On June 9, 2008, Hunt Petroleum Corporation, Hassie Hunt Exploration Company, and Hassie Hunt Production Company (collectively, Hunt entities) entered into an acquisition agreement (the Agreement) with XTO Energy, Inc. and its wholly owned subsidiaries, HPC Acquisition Corporation and HHEC Acquisition Corporation (collectively, XTO). In the Agreement, XTO agreed to purchase all of the Hunt entities’ common shares for consideration of approximately $2.6 billion cash and 23.5 million shares of XTO Energy, Inc. common stock (par value of $0.01 per share) valued at approximately $1.586 billion, or $67.50 per share on June 9, 2008. Prior to closing of the acquisition, Hunt effected a number of restructurings and reorganizations, which primarily (1) distributed non-oil and gas subsidiaries or assets to Hunt entities’ stockholders and (2) purchased oil and gas interests from other entities also managed by Hunt Petroleum Corporation for a total purchase price derived from the XTO merger consideration. The acquisition closed on September 2, 2008.

The accompanying financial statements include combined revenues and direct operating expenses for all of the oil and gas properties owned by the Hunt entities as of the closing date of the acquisition of the Hunt entities. The Hunt entities’ financial statements were historically prepared in accordance with the accrual basis of accounting used for federal income tax purposes. As a result, historical financial statements in accordance with U.S. generally accepted accounting principles are not available. Additionally, management did not prepare separate stand-alone historical financial statements for the combined restructured and reorganized Hunt entities to be acquired by XTO in accordance with U.S. generally accepted accounting principles, as they do not believe that it is meaningful for the acquired entities on a prospective basis. In addition, these statements of combined revenue and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, shareholders’ equity, and cash flows. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

The accompanying statements of combined revenues and direct operating expenses were prepared from the historical accounting records of the Hunt entities, and do not include certain indirect expenses as further described in note 5. Any attempt to allocate these indirect expenses to the oil and gas properties to be acquired by XTO would require significant and judgmental allocations. The allocations would be arbitrary and may not be indicative of the performance of the entities had they been owned by XTO. The accompanying statements are not necessarily indicative of the financial condition or results of operations of the properties going forward because of changes in the business and the exclusion of certain operating and overhead expenses.

(2)	Significant Accounting Policies

(a)	Principles of Combination and Use of Estimates

The statements of combined revenue and direct operating expenses are derived from the historical accounting records of the Hunt entities. All significant intercompany transactions and balances have been eliminated in combining the financial statements. U.S. generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the statements of combined revenues and direct operating expenses. Actual results could be different from those estimates.

3	(Continued)

HUNT PETROLEUM CORPORATION

AND OPERATED ENTITIES

OIL AND GAS PRODUCTION OPERATIONS

Notes to Statements of Combined Revenues and Direct Operating Expenses

Year ended December 31, 2007 (Audited)

and the six months ended June 30, 2008 and 2007 (Unaudited)

(b)	Revenue Recognition

The Hunt entities recognize revenues based on the amount of oil, natural gas, and natural gas liquids (NGLs) sold to purchasers when delivery to the purchaser has occurred and title has transferred. The Hunt entities follow the sales method of accounting for gas imbalances, whereby as sales volumes exceed Hunt’s entitled share, an overproduced balance occurs, resulting in a liability. At December 31, 2007, the Hunt entities reported overproduced balances of 912 million BTUs of natural gas. Other revenues consist primarily of gas processing revenues.

(c)	Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of expenses of operating the Hunt entities’ oil and gas properties. These expenses include lease operating expenses, transportation and pipeline expenses, and production and property taxes. Lease operating expense includes expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and gas production operations. Production and property taxes consist of severance and ad valorem taxes. Other direct operating expenses consist primarily of gas processing expenses.

(3)	Related-Party Transactions (Unaudited)

Hunt Petroleum Corporation provided all the employees for the Hunt entities’ oil and gas field operations. These services are provided at cost. Intercompany gains or losses from transactions between the Hunt entities are eliminated in the statements of combined revenues and direct operating expenses.

(4)	Contingencies

The activities of the Hunt entities are subject to potential claims and litigation in the normal course of business. The Hunt entities’ management does not believe that the final disposition of these proceedings will have a material effect on the statements of combined revenues and direct operating expenses.

(5)	Omitted Expenses (Unaudited)

As discussed in note 1, the Hunt entities completed a number of restructuring transactions and internal reorganizations prior to the closing of XTO’s acquisition. Indirect costs have not been included in the statements of combined revenue and direct operating expenses. The costs omitted include general and administrative expenses, interest expense, income taxes, exploration costs, and other indirect expenses not allocated to Hunt entities. The amounts of these omitted expenses are not reasonably known by the Hunt entities’ management and would not necessarily be indicative of future costs incurred by XTO after the acquisition.

4	(Continued)

HUNT PETROLEUM CORPORATION

AND OPERATED ENTITIES

OIL AND GAS PRODUCTION OPERATIONS

Notes to Statements of Combined Revenues and Direct Operating Expenses

Year ended December 31, 2007 (Audited)

and the six months ended June 30, 2008 and 2007 (Unaudited)

In addition, depreciation, depletion, and amortization have been excluded from the accompanying statements of combined revenues and direct operating expenses as such amounts would not necessarily be indicative of the expenses that will be incurred by XTO after the acquisition of the Hunt entities due to XTO’s new cost basis in the properties.

(6)	Cash Flow Information (Unaudited)

Capital expenditures relating to oil and gas operations were $369 million for the year ended December 31, 2007 and $57 million and $105 million for the six-month periods ended June 30, 2008 and 2007, respectively. Other cash flow information is not available or meaningful on a stand-alone basis for the Hunt entities’ oil and gas operations.

(7)	Derivative Financial Instruments (Unaudited)

Derivative financial instruments (collars and swaps) are used by the Hunt entities to reduce the financial impact of changes in oil and gas commodity prices. The Hunt entities have not entered into derivative financial instruments for trading or speculative purposes. The Hunt entities recognized a gain of $32.1 million in 2007 associated with settlement of oil and gas derivative financial instruments. The Hunt entities recognized a loss of $28.0 million and a gain of $16.0 million for the six months ended June 30, 2008 and June 30, 2007, respectively. Realized gains and losses from derivative transactions are not recorded within oil and gas revenues, and unrealized gains and losses are not reflected in the statements of combined revenues and direct operating expenses.

As of December 31, 2007, the Hunt entities are parties to derivative financial investments (natural gas/oil swaps and natural gas costless collars) for the period January 1, 2008 to December 31, 2008. Set forth below is the summarized notional amount and terms of all instruments at December 31, 2007. All natural gas quantities are expressed in millions of British Thermal Units per day (MMBtuD), all crude oil quantities in barrels per day, and all prices are expressed in U.S. dollars against an index.

Type	Index	Daily volume	From/To	Average price/ floor	Average ceiling	Fair value asset (liability)
Natural Gas Swaps	Nymex/Henry Hub	30,000	Jan-08 – Dec-08	$8.45	—	6,972,300
Natural Gas Costless Collars	Nymex/Henry Hub	20,000	Jan-08 – Dec-08	7.76	9.55	695,400
Crude Oil Swaps	Nymex/WTI	3,000	Jan-08 – Dec-08	72.65	—	(22,476,060)

5	(Continued)

HUNT PETROLEUM CORPORATION

AND OPERATED ENTITIES

OIL AND GAS PRODUCTION OPERATIONS

Notes to Statements of Combined Revenues and Direct Operating Expenses

Year ended December 31, 2007 (Audited)

and the six months ended June 30, 2008 and 2007 (Unaudited)

(8)	Supplementary Information for Oil-and Gas-Producing Activities (Unaudited)

Supplementary oil and natural gas reserve information related to the Hunt entities is presented in accordance with the requirements of Statement of Financial Accounting Standards No. 69 Disclosures about Oil and Gas Producing Activities (SFAS 69).

Estimated Proved Reserves

Proved oil and gas reserves have been estimated by the Hunt entities’ engineers and independent engineering firms and are prepared in accordance with SEC definitions. The Hunt entities’ estimates of proved reserves are derived from data prepared by its engineers and the independent engineering firms using available geological and reservoir data, as well as production performance data. These estimates are reviewed annually and revised either upward or downward, as warranted by additional data. Revisions of previous estimates can occur due to changes in, among other things, reservoir performance, prices, economic conditions, and governmental restrictions. For example, a decrease in commodity price could result in a decrease in proved reserves as the economic limit of a reservoir might be reached sooner. Conversely, an improvement in reservoir performance could result in an increase of improved recovery reserves, indicating higher ultimate recovery from previous estimates.

The following table summarizes changes in the estimated quantities of proved reserves for the year ended December 31, 2007. Total equivalent reserves (MMCFE) have been converted using an equivalent rate of 6 MCF (thousand cubic feet) of gas to one barrel (bbl) of liquid.

	M Bbls Oil	M Bbls NGLs	MMCF Natural gas	MMCFE
Total:
Proved reserves, beginning of year	27,988	7,331	641,640	853,554
Sale of reserves	(50)	—	(149)	(449)
Revisions of estimates	(349)	2,811	48,211	62,983
Extensions and discoveries	350	2,076	46,149	60,705
Improved recovery	99	—	—	594
Purchase of reserves	457	73	30,974	34,154
Production	(4,075)	(915)	(69,296)	(99,236)

Proved reserves, end of year	24,420	11,376	697,529	912,305

Proved developed reserves:
Beginning of year	16,020	5,381	329,165	457,571
End of year	14,917	6,374	352,068	479,814

6	(Continued)

HUNT PETROLEUM CORPORATION

AND OPERATED ENTITIES

OIL AND GAS PRODUCTION OPERATIONS

Notes to Statements of Combined Revenues and Direct Operating Expenses

Year ended December 31, 2007 (Audited)

and the six months ended June 30, 2008 and 2007 (Unaudited)

	M Bbls Oil	M Bbls NGLs	MMCF Natural gas	MMCFE
United States:
Proved reserves, beginning of year	27,921	7,331	608,472	819,984
Sale of reserves	(50)	—	(149)	(449)
Revisions of estimates	(315)	2,811	55,918	70,894
Extensions and discoveries	350	2,076	46,149	60,705
Improved recovery	99	—	—	594
Purchase of reserves	457	73	30,974	34,154
Production	(4,069)	(915)	(65,178)	(95,082)

Proved reserves, end of year	24,393	11,376	676,186	890,800

Proved developed reserves:
Beginning of year	15,979	5,381	310,710	438,870
End of year	14,897	6,374	334,296	461,922

Dutch North Sea:
Proved reserves, beginning of year	67	—	33,168	33,570
Sale of reserves	—	—	—	—
Revisions of estimates	(34)	—	(7,707)	(7,911)
Extensions and discoveries	—	—	—	—
Improved recovery	—	—	—	—
Purchase of reserves	—	—	—	—
Production	(6)	—	(4,118)	(4,154)

Proved reserves, end of year	27	—	21,343	21,505

Proved developed reserves:
Beginning of year	41	—	18,455	18,701
End of year	20	—	17,772	17,892

7	(Continued)

HUNT PETROLEUM CORPORATION

AND OPERATED ENTITIES

OIL AND GAS PRODUCTION OPERATIONS

Notes to Statements of Combined Revenues and Direct Operating Expenses

Year ended December 31, 2007 (Audited)

and the six months ended June 30, 2008 and 2007 (Unaudited)

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of future net cash flows presented in the following table was computed using year-end prices and costs and a 10% discount factor as required by SFAS 69. The reference year-end sales prices used were $92.70 per barrel of oil and $6.795 per MMBTU of natural gas. The future income tax expense was computed by applying the appropriate statutory rates, with consideration of future tax rates already legislated, to the future pretax net cash flows less the tax basis of the properties involved. However, the present value of future net cash flows do not purport to be an estimate of the fair market value of the Hunt entities’ proved reserves. An estimate of fair value would also take into account, among other things, anticipated changes in future prices and costs, the expected recovery of reserves in excess of proved reserves, and a discount factor more representative of the time value of money and the risks inherent in producing oil and natural gas.

	United States	North Sea	Total
	(Millions of dollars)
Future cash inflows	$7,329	190	7,519
Future production costs	(1,712)	(51)	(1,763)
Future development costs	(933)	(29)	(962)
Future income tax	(1,394)	(55)	(1,449)

Future net cash flows	3,290	55	3,345
10% annual discount	(1,423)	(10)	(1,433)

Standardized measure	$1,867	45	1,912

The changes in the standardized measure of future net cash flows for the year ended December 31, 2007 are presented below (millions):

Standardized measure of discounted future net cash flows at January 1	$1,664
Net change in sales prices and production costs	603
Sales revenues less production costs	(655)
Purchases of reserves in place, net of sales	67
Extensions, discoveries, and other additions	212
Revisions in quantity estimates	231
Current period development costs incurred	192
Changes in estimated future development costs	(344)
Accretion of discount	230
Change in income taxes	(125)
Timing and other (principally timing)	(163)

Standardized measure of discounted future net cash flows at December 31	$1,912

8